EXHIBIT 10.1

FORM OF

PURCHASE AGREEMENT

dated as of [  ], 20[ ]

between

USAA FEDERAL SAVINGS BANK

and

USAA ACCEPTANCE, LLC

i	Purchase Agreement (USAA 20[ ]-[ ])

EXHIBITS

Exhibit A	Form of Assignment Pursuant to Purchase Agreement
Schedule I	Representations and Warranties With Respect to the Receivables
Schedule II	Perfection Representations, Warranties and Covenants

ii	Purchase Agreement (USAA 20[ ]-[ ])

THIS PURCHASE AGREEMENT is made and entered into as of [    ], 20[ ] (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) between USAA FEDERAL SAVINGS BANK, a federally chartered savings association (the “Bank”), and USAA ACCEPTANCE, LLC, a Delaware limited liability company (the “Purchaser”).

WITNESSETH:

WHEREAS, the Purchaser desires to purchase from the Bank a portfolio of motor vehicle receivables, including retail motor vehicle installment loans that are secured by new and used automobiles and light-duty trucks; and

WHEREAS, the Bank is willing to sell such portfolio of motor vehicle receivables and related property to the Purchaser on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified and in effect from time to time, the “Sale Agreement”) between USAA Auto Owner Trust 20[ ]-[ ] and the Purchaser, as Seller, which also contains rules as to usage that are applicable herein.

SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) unless the context otherwise requires, defined terms shall be equally applicable to both the singular and plural forms.

Purchase Agreement (USAA 20[ ]-[ ])

ARTICLE II

PURCHASE

SECTION 2.1 Agreement to Sell and Contribute on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, the Bank agrees to transfer, assign, set over, sell and otherwise convey to the Purchaser without recourse (subject to the obligations herein) on the Closing Date all of its right, title and interest in, to and under the Receivables, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, described in the assignment in the form of Exhibit A (the “Assignment”) delivered on the Closing Date (the “Purchased Assets”) [having a Net Pool Balance as of the Cut-Off Date equal to $[ ], which sale shall be effective as of the Cut-Off Date]. The sale, transfer, assignment, contribution and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of the Originator to the Obligors or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2 Consideration and Payment. In consideration of the transfer of the Purchased Assets conveyed to the Purchaser on the Closing Date, the Purchaser shall pay to the Bank on such date an amount equal to the estimated fair market value of the Purchased Assets on the Closing Date. Such purchase price shall be paid in cash to the Bank in an amount agreed to between the Bank and the Purchaser, and, to the extent not paid in cash by the Purchaser, shall be paid by a capital contribution by the Bank of an undivided interest in such Purchased Assets that increases its equity interest in the Purchaser in an amount equal to the excess of the estimated fair market value of the Purchased Assets over the amount of cash paid by the Purchaser to the Bank.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations and Warranties of the Bank. The Bank makes the following representations and warranties as of the Closing Date on which the Purchaser will be deemed to have relied in acquiring the Purchased Assets. The representations and warranties will survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the conveyance of the Purchased Assets to the Issuer pursuant to the Sale Agreement and the Grant thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a) Existence and Power. The Bank is a federally chartered savings association validly existing under the laws of the United States and has, in all material respects, all power and authority required to carry on its business as now conducted. The Bank has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Bank to perform its obligations under the Transaction Documents or the enforceability or collectability of the Receivables or any other part of the Purchased Assets.

(b) Authorization and No Contravention. The execution, delivery and performance by the Bank of each Transaction Document to which it is a party (i) have been duly authorized by all necessary action on the part of the Bank and (ii) do not contravene or constitute a default under

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(A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Bank’s ability to perform its obligations under, the Transaction Documents).

(c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Bank of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of the Bank to perform its obligations under the Transaction Documents.

(d) Binding Effect. Each Transaction Document to which the Bank is a party constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors of federally chartered savings associations from time to time in effect or by general principles of equity.

(e) No Proceedings. There are no actions, suits or Proceedings pending or, to the knowledge of the Bank, threatened against the Bank before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Bank of its obligations under this Agreement or any of the other Transaction Documents, or (iv) relate to the Bank that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f) Lien Filings. The Bank is not aware of any material judgment, ERISA or tax Lien filings against the Bank.

(g) Official Record. So long as the Notes remain outstanding, the Transaction Documents to which the Bank is a party shall be treated as an official record of the Bank within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).

(h) Sale Treatment. The transactions contemplated by the Transaction Documents [and the Sale Agreement, dated as of the date hereof, between the Purchaser and United Services Automobile Association, a Texas reciprocal interinsurance exchange,] result in sale treatment with respect to the Receivables for financial accounting purposes on the standalone balance sheet of the Bank in accordance with generally accepted accounting principles.

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(i) Bank Approval. Each of the Transaction Documents to which the Bank is a party has been approved by the board of directors, the executive committee or the loan committee of the Bank and such approval is reflected in the minutes of the board of directors, executive committee or loan committee.

SECTION 3.2 Representations and Warranties of the Bank Regarding the Purchased Assets. On the date hereof, the Bank hereby makes the following representations and warranties to the Purchaser. Such representations and warranties will survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the conveyance of the Purchased Assets to the Issuer under the Sale Agreement, and the Grant of the Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture.

(a) The Receivables were selected using selection procedures that were not known or intended by the Bank to be adverse to the Issuer.

(b) The Receivables and the other Purchased Assets have been validly assigned by the Bank to the Purchaser.

(c) The information with respect to the Receivables transferred on the Closing Date as set forth in the Schedule of Receivables was true and correct in all material respects as of the Cut-Off Date.

(d) No Receivables are pledged, assigned, sold, subject to a security interest or otherwise conveyed other than pursuant to the Transaction Documents. The Bank has not authorized the filing of and is not aware of any financing statements against the Bank or an Originator that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of the Purchaser which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Bank.

(e) The representations and warranties regarding creation, perfection and priority of security interests in the Purchased Assets, which are attached to this Agreement as Schedule I, are true and correct to the extent that they are applicable.

SECTION 3.3 Representations and Warranties of the Bank as to each Receivable. On the date hereof, the Bank hereby makes the representations and warranties set forth on Schedule II as to the Receivables sold, contributed, transferred, assigned, set over, sold and otherwise conveyed to the Purchaser under this Agreement on which such representations and warranties the Purchaser relies in acquiring the Receivables. Such representations and warranties shall survive the conveyance of the Purchased Assets to the Purchaser pursuant to this Agreement, the sale of the Receivables to the Issuer under the Sale Agreement, and the Grant of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Bank shall not be required to

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notify any insurer with respect to any Insurance Policy obtained by an Obligor. The Bank hereby agrees that the Issuer shall have the right to enforce any and all rights under this Agreement assigned to the Issuer under the Sale Agreement, including the right to cause the Bank to repurchase any Receivable with respect to which it is in breach of any of its representation and warranties set forth in Schedule II, directly against the Bank as though the Issuer were a party to this Agreement, and the Issuer shall not be obligated to exercise any such rights indirectly through the Depositor. Any inaccuracy in any of such representations or warranties will be deemed not to constitute a breach of such representation or warranty if such inaccuracy does not affect the ability of the Issuer to receive and retain payment in full on such Receivable.

SECTION 3.4 Repurchase upon Breach. Upon discovery by or notice to the Purchaser or the Bank of a breach of any of the representations and warranties set forth in Section 3.3 with respect to any Receivable at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer or the Noteholders, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party; provided, that delivery of the Servicer’s Certificate, which identifies that Receivables are being or have been repurchased, shall be deemed to constitute prompt notice by the Servicer and the Seller of such breach; provided, further, that the failure to give such notice shall not affect any obligation of the Bank hereunder. If the Bank does not correct or cure such breach prior to the end of the Collection Period which includes the 60th day (or, if the Bank elects, an earlier date) after the date that the Bank became aware or was notified of such breach, then the Bank shall purchase any Receivable materially and adversely affected by such breach from the Purchaser (or its assignee) on the Payment Date following the end of such Collection Period. Any such purchase by the Bank shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Bank shall make (or shall cause to be made) a payment to the Purchaser (or its assignee) equal to the Repurchase Price by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time on such Payment Date. Upon payment of such Repurchase Price by the Bank, the Purchaser (or its assignee) shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Bank to evidence such release, transfer or assignment or more effectively vest in the Bank or its designee any Receivable repurchased pursuant hereto. It is understood and agreed that the obligation of the Bank to repurchase any Receivable as described above shall constitute the sole remedy with respect to such breach available to the Purchaser.

SECTION 3.5 Protection of Title.

(a) The Bank shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser under this Agreement in the Receivables as well as any subsequent assignee of the Receivables (other than any Related Security with respect thereto, to the extent that the interest of the Purchaser therein cannot be perfected by the filing of a financing statement). The Bank shall deliver (or cause to be delivered) to the Purchaser as well as any subsequent assignee of the Receivables file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

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(b) The Bank will notify the Purchaser in writing within ten (10) days following the occurrence of (i) any change in the Bank’s organizational structure as a federally chartered savings association, (ii) any change in the Bank’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in the Bank’s name and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the Purchaser to amend all previously filed financing statements or continuation statements described in paragraph (a) above.

(c) The Bank shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives, it being understood that any such backup archives may not reflect such interest until thirty-five (35) days after the applicable changes are made to such master computer records) that refer to a Receivable shall indicate clearly the interest of the Purchaser (or any subsequent assignee of the Purchaser) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(d) If at any time the Bank shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Bank shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser (or any subsequent assignee of the Purchaser).

SECTION 3.6 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Bank shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Purchaser to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Bank shall defend the right, title and interest of the Purchaser in, to and under such Receivables or other property transferred to the Purchaser against all claims of third parties claiming through or under the Bank.

SECTION 3.7 Dispute Resolution.

(a) If any Requesting Investor (each, a “Requesting Party”) requests that the Bank repurchase any Receivable pursuant to Section 3.4 hereof and the Repurchase Request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by the Bank, the Requesting Party will have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or binding arbitration pursuant to this Section 3.7. Dispute resolution to resolve any Repurchase Request will be available regardless of whether the Noteholders vote to direct an Asset Representations Review. The Bank will inform the Requesting Party in writing upon a determination by the Bank that a Receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the Seller on Form 10-D for the Collection Period in which such Receivables were repurchased will include disclosure of such repurchase. A failure

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of the Bank to inform the Requesting Party that a Receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request shall be deemed to be a determination by the Bank that no repurchase of that Receivable due to a breach of Section 3.4 hereof is required. The Indenture Trustee shall not be deemed to have knowledge that any Repurchase Request remained unresolved for 180 days unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Repurchase Request remained unresolved for 180 days or has received written notice that such Repurchase Request remained unresolved for 180 days. Other than the Indenture Trustee’s obligation to notify the Seller and the Bank of any demands communicated to a Responsible Officer of the Indenture Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable pursuant to Section 8.18(c) of the Servicing Agreement, the Indenture Trustee shall have no obligation under the Indenture or any other Transaction Document to monitor and/or report the status of repurchase requests.

(b) The Requesting Party will provide notice in accordance with the provisions of Section 4.2 of its intention to refer the matter to mediation (including non-binding arbitration) or binding arbitration, as applicable, to the Bank, with a copy to the Issuer, the Seller, the Owner Trustee and the Indenture Trustee. The Bank agrees that it will participate in the resolution method selected by the Requesting Party. Any settlement agreement reached in a mediation and any decision by an arbitrator in a binding arbitration shall be binding upon the Requesting Party, the Issuer, the Owner Trustee, and the Indenture Trustee with respect to the Receivable that is the subject matter of the Repurchase Request, and, in that situation, issues relating to that Receivable may not be re-litigated by the Requesting Party or the Seller or become the subject of a subsequent Repurchase Request by the Requesting Party in mediation (including non-binding arbitration), binding arbitration, court, or otherwise.

(c) If the Requesting Party selects mediation (including non-binding arbitration) as the resolution method, the following provisions will apply:

(i) The mediation will be administered by [a nationally recognized arbitration and mediation association] [one of [identify acceptable options]] selected by [the Requesting Party] pursuant to such association’s mediation procedures in effect at such time.

(ii) The fees and expenses of the mediation will be allocated as mutually agreed by the Requesting Party and the Bank as part of the mediation.

(iii) The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

(d) If the Requesting Party selects binding arbitration as the resolution method, the following provisions will apply:

(i) The arbitration will be administered by [a nationally recognized arbitration and mediation association] [one of [identify acceptable options]] jointly selected by the

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Requesting Party and the Bank, and, if the Requesting Party and the Bank are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii) The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and, if appointed by the AAA, will be selected from a list of neutrals maintained by the AAA.

(iii) The arbitrator will make its final determination no later than [90] days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it[, and the Bank shall not be required to pay more than the applicable Repurchase Price with respect to any receivable which the Bank is required to repurchase under the terms of the Purchase Agreement]. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the Requesting Party and the Bank as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the Requesting Party and the Bank. For binding arbitration, the determination of the arbitrator will be final and non-appealable (absent manifest error), except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the Requesting Party and the Bank and the matter. The determination may be enforced in any court of competent jurisdiction.

(iv) No person may bring a putative or certified class action to arbitration.

(v) By selecting binding arbitration, the Requesting Party waives the right to sue in court, including the right to a trial by jury.

(e) The following provisions will apply to both mediations (including non-binding arbitrations) and binding arbitrations:

(i) Any mediation or arbitration will be held in [New York, New York] or such other location mutually agreed to by the Requesting Party and the Bank;

(ii) Notwithstanding this dispute resolution provision, the Requesting Party and the Bank will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

(iii) Other than as publicly available with the Commission or otherwise publicly disclosed, the details and/or existence of any unfulfilled Repurchase Request, any meetings or discussions regarding any unfulfilled Repurchase Request, mediations or arbitration proceedings conducted under this Section 3.7, including all offers, promises, conduct and statements, whether oral or written, made in the course of the Requesting Party and the Bank’s attempt to resolve an unfulfilled Repurchase Request, any information exchanged

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in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 3.7) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the Bank, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 3.7, and the Asset Representations Reviewer, if an Asset Representations Review has been conducted), if the disclosing party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

(f) Neither the Indenture Trustee nor the Owner Trustee shall be liable for any expenses allocated to the Requesting Party in any dispute resolution proceeding.

SECTION 3.8 [Compliance with the FDIC Rule. The Bank (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the USAA Parties.]

SECTION 3.9 [Official Record. So long as the Notes remain outstanding, this Agreement shall be treated as an official record of the Bank within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).]

ARTICLE IV

MISCELLANEOUS

SECTION 4.1 Transfers Intended as Sale; Security Interest.

(a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments, conveyances and contributions rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related Purchased Assets shall not be treated as property of the

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Bank by the FDIC or other governmental authority acting as conservator or receiver of the Bank in a conservatorship, receivership, insolvency or other similar proceeding in respect of the Bank under the Federal Deposit Insurance Act, 12 U.S.C. Section 1811 et seq. or other applicable law. The sales and transfers by the Bank of the Receivables and related Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Bank, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Bank are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

(b) Notwithstanding the foregoing, in the event that the Receivables and other Purchased Assets are held to be property of the Bank, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Purchased Assets, then it is intended that:

(i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Bank of, and the Bank hereby grants to the Purchaser, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of the Bank hereunder;

(iii) The possession by the Purchaser or its agent of the Receivable Files and any other property constituting instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by the purchaser or a Person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv) Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.

SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service or, if so provided on Schedule I to the Sale Agreement, by electronic transmission, and addressed in each case as specified on Schedule I to the Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Delivery will be deemed to have been given and made: (i) upon delivery or, in the case of a letter mailed by registered or certified first-class United States mail, postage prepaid, three (3) days after deposit in the mail, (ii) in the case of electronic transmission, when receipt is confirmed by telephone or reply email from the recipient and (iii) in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery (without the requirement of confirmation of

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receipt) and notice (including email) to such recipient stating that such electronic posting has occurred.

SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument. The Bank and the Purchaser agree that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents shall be treated as equivalent to handwritten signatures for the purposes of validity, enforceability, and admissibility. Delivery of an executed counterpart of a signature page of this Agreement by one or more electronic networks or databases (including one or more distributed electronic networks or databases) provided by Adobe PDF, DocuSign or any other digital signature provider as may be mutually agreed to by the Bank and the Purchaser, and that creates a record that may be retained, retrieved and reviewed by a recipient thereof shall be effective as delivery of an executed counterpart of this Agreement.

SECTION 4.6 Amendment.

(a) Any term or provision of this Agreement may be amended by the Bank and the Purchaser without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i) the Bank or the Purchaser delivers to the Indenture Trustee: (a) an Opinion of Counsel to the effect that such amendment will not materially and adversely affect the interests of the Noteholders and (b) an Officer’s Certificate of the Bank or the Purchaser, respectively, to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Bank or the Purchaser notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may also be amended from time to time by the Bank and the Purchaser, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance of the Controlling Class, voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this

-11-	Purchase Agreement (USAA 20[ ]-[ ])

Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c) Any term or provision of this Agreement may also be amended from time to time by the Bank and the Purchaser for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Certificates without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person; provided, however, that the Bank and the Purchaser shall provide written notification of the substance of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee and promptly after the execution of any such amendment, the Bank and the Purchaser shall furnish a copy of such amendment to the Indenture Trustee, the Issuer and the Owner Trustee.

(d) Prior to the execution of any amendment pursuant to this Section 4.6, the Bank shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, the Bank shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee; provided, that no amendment pursuant to this Section 4.6 shall be effective which affects the rights, protections or duties of the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed).

(e) Prior to the execution of any amendment pursuant to this Section 4.6, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into or execute on behalf of the Issuer any such amendment which adversely affects the Owner Trustee’s or the Indenture Trustee’s, as applicable, own rights, privileges, indemnities, duties or obligations under this Agreement.

SECTION 4.7 Waivers. No failure or delay on the part of the Purchaser, the Servicer, the Bank, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Purchaser or the Bank in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

-12-	Purchase Agreement (USAA 20[ ]-[ ])

SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties hereto with respect to the subject matter hereof.

SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11 Acknowledgment and Agreement. By execution below, the Bank expressly acknowledges and consents to the sale of the Purchased Assets and the assignment of all rights and obligations of the Bank related thereto by the Purchaser to the Issuer pursuant to the Sale Agreement and the Grant of a security interest in the Receivables and the other Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, the Bank hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Purchaser under this Agreement pursuant to the Grant of such security interest in the event that the Purchaser shall fail to exercise the same.

SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one (1) year and one (1) day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join with any other Person in commencing or institute with any other Person any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction; provided, that the foregoing shall in no way limit the rights of the parties hereto

-13-	Purchase Agreement (USAA 20[ ]-[ ])

to pursue any other creditor rights or remedies that such Persons may have against the Issuer under applicable law. This Section shall survive the termination of this Agreement.

SECTION 4.14 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such action or Proceeding in any such court or that such action or Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15 Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and each of the Issuer and the Indenture Trustee shall be an express third party beneficiary hereof and may enforce the provisions hereof as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.

SECTION 4.16 [Not Applicable to the Bank in Other Capacities. Nothing in this Agreement shall affect any obligation the Bank may have in any other capacity.]

[Remainder of Page Intentionally Left Blank]

-14-	Purchase Agreement (USAA 20[ ]-[ ])

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

USAA FEDERAL SAVINGS BANK

By: _______________________________

Name:

Title:

USAA ACCEPTANCE, LLC

By: _______________________________

Name:

Title:

S-1	Purchase Agreement (USAA 20[ ]-[ ])

EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO PURCHASE AGREEMENT

[ ], 20[ ]

For value received, in accordance with the Purchase Agreement dated as of [ ], 20[ ] (the “Agreement”), between USAA Federal Savings Bank, a federally chartered savings association (the “Bank”), and USAA Acceptance, LLC, a Delaware limited liability company (the “Purchaser”), on the terms and subject to the conditions set forth in the Agreement, the Bank does hereby transfer, assign, set over, sell and otherwise convey to the Purchaser without recourse (subject to the obligations in the Agreement) on the Closing Date, all of its right, title and interest in, to and under the Receivables set forth on the schedule of Receivables delivered by the Bank to the Purchaser on the date hereof, the Collections on or after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, which sale shall be effective as of the Cut-Off Date.

The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned or the Originator to the Obligors or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement or if not defined in the Agreement, in Appendix A to the Sale Agreement, dated as of [ ], 20[ ] between USAA Auto Owner Trust 20[ ]-[ ], and the Purchaser, as seller.

[Remainder of page intentionally left blank]

A-1	Purchase Agreement (USAA 20[ ]-[ ])

IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

USAA FEDERAL SAVINGS BANK

By: _________________________________

Name:

Title:

A-2	Purchase Agreement (USAA 20[ ]-[ ])

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Bank hereby represents, warrants and covenants to the Purchaser as follows on the Closing Date:

General

1.  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Purchased Assets in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Bank.

2.  The Receivables constitute “chattel paper” (including “electronic chattel paper” and “tangible chattel paper”) within the meaning of the applicable UCC.

3.  Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Originator, as secured party.

Creation

4.  Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Bank to the Purchaser, the Bank owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Purchaser, the Purchaser will have good and marketable title to such Receivable free and clear of any Lien.

Perfection

5.  The Bank has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Purchaser hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser.”

6.  With respect to Receivables that constitute tangible chattel paper, either:

a.	All original executed copies of each such tangible chattel paper have been delivered to the Indenture Trustee; or

Schedule I-1	Purchase Agreement (USAA 20[ ]-[ ])

b.

Such tangible chattel paper is in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

c.

The Servicer received possession of such tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee.

Priority

7.  The Bank has not authorized the filing of, and is not aware of, any financing statements against the Bank that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the Bank to the Purchaser under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Purchaser to the Issuer under the Sale Agreement, (iii) relating to the security interest granted to the Indenture Trustee under the Indenture or (iv) that has been terminated.

8.  The Bank is not aware of any material judgment, ERISA or tax Lien filings against the Bank.

9.  Neither the Bank nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

10.  None of the tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser, the Issuer or the Indenture Trustee.

Survival of Perfection Representations

11.  Notwithstanding any other provision of the Purchase Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

12.  The Bank shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Schedule I-2	Purchase Agreement (USAA 20[ ]-[ ])

SCHEDULE II

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

(a)	Characteristics of Receivables. As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable:

(i)

is secured by a first priority perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, or all necessary actions have been commenced that would result in a first priority perfected security interest in the Financed Vehicle in favor of the Originator, as secured party, which security interest, in either case, is assignable and has been so assigned (x) by the Bank to the Purchaser and (y) by the Purchaser to the Issuer;

(ii)	contains provisions that permit the repossession and sale of the Financed Vehicle upon a default under the Receivable by the Obligor;

(iii)

provided, at origination, for level periodic payments which fully amortize the initial Outstanding Principal Balance over the original term; provided, that the amount of the first and last payments may be different but in no event more than three times the level monthly payment; and

(iv)	was originated in the United States.

(b)	Individual Characteristics. Each Receivable has the following individual characteristics in each case as of the Cut-Off Date:

(i)	the Receivable is secured by a new or used automobile or light-duty truck;

(ii)	the Receivable has a Contract Rate of no less than [ ]%;

(iii)	the Receivable had an original term to maturity of not more than [ ] months, and the Receivable has a remaining term to maturity of not less than [ ] months;

(iv)	the Receivable has an Outstanding Principal Balance greater than or equal to $[ ];

(v)	the Obligor on the Receivable has a FICO® score of no less than [ ];

(vi)	the Receivable has a scheduled maturity date on or before [ ];

(vii)	the Receivable is not more than [30] days past due;

(viii)	the Receivable was not noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency Proceeding;

(ix)	the Receivable is a Simple Interest Receivable.

Schedule II-1	Purchase Agreement (USAA 20[ ]-[ ])

(c)	Compliance with Law. The Receivable complied at the time it was originated or made in all material respects with all requirements of law in effect at that time and applicable to such Receivable.

(d)

Binding Obligation. The Receivable constitutes the legal and binding payment obligation in writing of the Obligor, enforceable in all material respects by the holder thereof in accordance with its terms, subject, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles, consumer protection laws and the Servicemembers Civil Relief Act.

(e)

Receivable in Force. As of the Cut-off Date, neither the Bank’s records nor the Receivable Files indicates that the Receivable was satisfied, subordinated or rescinded nor has the related Financed Vehicle been released from the Lien granted by the Receivable in whole or in part.

(f)

No Waiver. As of the Cut-Off Date, no provision of a Receivable has been expressly waived in writing in any material respect, except by instruments or documents identified in the related Receivable File.

(g)

No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose any payment defaults under the terms of the Receivable existed as of the Cut-Off Date.

(h)	Insurance. Under the terms of each Receivable, the Obligor is required to maintain physical damage insurance covering the related Financed Vehicle.

(i)

No Government Obligor. The Obligor on each Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(j)	Assignment. The terms of the Receivable do not limit the right of the owner of the Receivable to sell and assign the Receivable.

(k)

Good Title. As of the Closing Date and immediately prior to the sale and transfer contemplated in the Purchase Agreement, the Bank had good and marketable title to and was the sole owner of each Receivable free and clear of all Liens (other than Permitted Liens or any which will be released prior to assignment of such Receivable hereunder), and, immediately upon the sale and transfer thereof, the Issuer will have good and marketable title to each Receivable, free and clear of all Liens (other than Permitted Liens).

(l)	One Original. There is only one executed original, electronically authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to each Receivable.

(m)

No Defenses. The Bank’s electronic records related to the Receivables do not reflect any right of rescission, set-off, counterclaim or defense has been asserted or threatened in writing by an Obligor with respect to any Receivable.

Schedule II-2	Purchase Agreement (USAA 20[ ]-[ ])